Exhibit 4.9

Execution Version

THIS RELEASE AGREEMENT, dated as of November 13, 2024 (this “Agreement”), is made among WHEELS UP PARTNERS LLC, a Delaware limited liability company (the “Company”), WHEELS UP CLASS A-1 LOAN TRUST 2022-1, a statutory trust formed and existing under the laws of Delaware, as borrower (the “Borrower”), WHEELS UP PARTNERS HOLDINGS LLC, a Delaware limited liability company (“WUPH”), WHEELS UP EXPERIENCE INC., a Delaware corporation (“WUEI”), WHEELS UP PRIVATE JETS LLC, a Kentucky limited liability company (“WUPJ”), AVIANIS SYSTEMS LLC, a Delaware limited liability company (“Avianis”), MOUNTAIN AVIATION, LLC, a Colorado limited liability company (“Mountain”), AIR PARTNER LIMITED, an English company limited by shares (“APL”, and together with WUPH, WUEI, and WUPJ, and Mountain, collectively, the “Guarantors”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (“WTNA”), as subordination agent and trustee (in such capacity, the “Subordination Agent”), WTNA, as facility agent (in such capacity, the “Facility Agent”), WTNA, as security trustee (in such capacity, the “Security Trustee”) and WTNA, as mortgagee under each Indenture (as defined below) (in such capacity, the “Mortgagee” and together with the Subordination Agent, the Facility Agent, the Security Trustee, collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower, the financial institutions party thereto, as lenders, the Facility Agent and the Security Trustee previously entered into the Loan Agreement, dated as of October 14, 2022 (as amended, supplemented and modified from time to time, the “Loan Agreement”);

WHEREAS, the Company, the Borrower and the Subordination Agent previously entered into the Note Purchase Agreement, dated as of October 14, 2022 (as amended, supplemented and modified from time to time, the “Note Purchase Agreement”);

WHEREAS, the Guarantors previously entered into the Guarantee dated as of October 14, 2022 in favor of the beneficiaries listed in schedule II thereto (as amended, supplemented and modified from time to time, the “Guarantee”);

WHEREAS, the Company and the Mortgagee previously entered into each Trust Indenture and Mortgage with respect to each Aircraft, each dated as of October 14, 2022 (as amended, supplemented and modified from time to time, each, an “Indenture” and collectively, the “Indentures”);

WHEREAS, the Company has effected a voluntary redemption of all Equipment Notes under the Indentures and has prepaid in full the unpaid Original Amount thereof in full on the date of this Agreement pursuant to Section 2.11(a) of the Indentures, together with accrued interest thereon to the date of redemption and all other Secured Obligations plus Prepayment Premium (collectively, the “Release Amount”);

WHEREAS, the Borrower, using amounts paid to effect the voluntary redemption of all Equipment Notes under the Indentures, has prepaid the Loans (under and as defined in the Loan Agreement) in full pursuant to Section 2.3 of the Loan Agreement, together with the Premium (as defined in the Loan Agreement) in respect of the Loans (collectively such amounts, the “Loan Payoff Amount”); and

[Release Agreement]

WHEREAS, the parties hereto desire to arrange for and evidence the release and termination of the Released Documents (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto agrees as follows:

Section 1.         Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein (including the recitals above) shall have the meanings set forth in Annex A of the Indentures for all purposes of this Agreement.

Section 2.         Release and Termination.

(a)            Effective as of the date hereof:

(i)            the Aircraft and other Collateral under each Security Agreement (as defined in the Loan Agreement) shall be automatically and irrevocably released from all Liens in favor of or for the benefit of the Secured Parties, any Note Holder or Indenture Indemnitee, as applicable, and each Indenture and the trusts created thereby shall be deemed terminated and of no further force and effect;

(ii)           each party hereto shall be irrevocably released and discharged from any and all obligations to any other party hereto under the Loan Agreement, the Note Purchase Agreement, the Guarantee, the other Operative Agreements (as defined in the Loan Agreement) and the Maintenance Provider Consents (as defined in the Note Purchase Agreement) (collectively, the “Released Documents”), and the Released Documents shall be deemed terminated and of no further force and effect, it being understood and agreed that such release and discharge does not apply to any indemnities, or any other obligations that expressly survive the termination of the relevant Released Documents but only to the extent of the term of such survival;

(iii)          all Equipment Notes outstanding on the date hereof shall be cancelled and shall be of no further force or effect;

(iv)          any Collateral, including any trust certificates and any other instrument delivered in accordance with any Security Agreement (as defined in the Loan Agreement), in each case to the extent previously delivered to, and held by, the Secured Parties shall be returned to the Borrower or the Company (or their designee), as applicable, following the termination and release hereof;

(v)           the Company shall or shall cause to be filed UCC-3 termination statements, in form and substance reasonably satisfactory to the Mortgagee and the Company, terminating the UCC-1 financing statements previously filed in respect of the Collateral with the appropriate authorities in the appropriate jurisdictions and the Mortgagee hereby authorizes such filing;

[Release Agreement]

(vi)          the Mortgagee shall, at the request of the Company, execute (i) an appropriate instrument evidencing the release of the Aircraft and the Collateral from the lien of the Indentures, in form and substance reasonably satisfactory to the Mortgagee and in an appropriate form for filing with the FAA (the “FAA Release”) and hereby authorizes the Company to file the FAA Release with the FAA and (ii) termination letters in order to terminate the several Maintenance Provider Consents (as defined in the Note Purchase Agreement) in effect as of the date hereof;

(vii)         the Security Trustee shall, at the request of the Company, execute any warranty, maintenance provider or insurance reassignments, consents to revocation of any powers of attorney or any other document or instrument reasonably necessary to give effect to the release and termination contemplated hereby (each of which shall be in a form reasonably satisfactory to the Mortgagee and the Company); and

(viii)        the registrations and International Interests on the International Registry previously registered in connection with the Aircraft and the Collateral identified in the FAA Release and listing the Security Trustee as a creditor shall be discharged and the Security Trustee hereby authorizes such discharges.

(b)            The Mortgagee (and the other parties hereto, if so requested) will, at the Company’s cost and expense, execute and deliver, or cause to be executed and delivered, such documents as may be reasonably requested by the Company to evidence the terminations, releases and re-assignments contemplated in Section 2(a) above, including, without limitation, any filings with the United States Patent and Trademark Office, the FAA or other governmental body required to give effect thereto.

(c)            Each of the parties hereto hereby agrees that each of the parties will, at the Company’s cost and expense, take all such further actions and execute and deliver such further instruments and documents as may be reasonably requested by any of the other parties or that may be necessary to carry out the purposes of this Section 2.

(d)            The Secured Parties hereby consent to (i) winding up or dissolution of the Borrower and (ii) closing any Collection Account, Special Payments Account, Eligible Deposit Account, Trust Account (each, as defined in the Intercreditor Agreement) and Eligible Account (collectively referred to herein as the “Accounts”).

(e)            Promptly following the date hereof, all remaining amounts in the Accounts shall be transferred to or at the direction of the Company to the account specified separately in writing by the Company to the Subordination Agent, if needed. After all amounts have been transferred from the Accounts, and upon receiving notice from the Company of the same, the Subordination Agent shall close the Accounts. If the Subordination Agent receives any amount in the Accounts after the date hereof, it shall promptly remit such amount as directed by the Company.

(f)             By its execution below, the Mortgagee confirms that (i) the Release Amount as of the date of this Agreement is $156,282,374.90, (ii) it has received the Release Amount in full on the date hereof and (iii) such Release Amount has been paid, in part, by application of the balance of the Cash Reserve Account (in the amount of $20,000,000). By its execution below, the Company hereby acknowledges and authorizes the application of the Cash Reserve Account balance to the Release Amount as described in the foregoing clause (iii).

[Release Agreement]

Section 3.         Waiver. The Mortgagee hereby waives the requirement for the Company to provide 30 days’ revocable prior written notice of its intention to effect a voluntary redemption of all Equipment Notes pursuant to Section 2.11 of the Indentures.

Section 4.         Ratification; Effectiveness. The agreements set forth herein shall be effective as to the Operative Agreements as and from the date of this Agreement.

Section 5.         GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

Section 6.         Expenses. The Company agrees to pay or reimburse the Secured Parties for any costs and expenses reasonably incurred by the Secured Parties (including, without limitation, the reasonable fees and expenses of Morris James LLP, counsel to the Secured Parties, and one legal counsel identified to represent the Lenders (as defined in the Loan Agreement)), in connection with, arising out of or in any way related to the negotiation, preparation, execution, delivery and enforcement of this Agreement and the transactions contemplated hereby.

Section 7.         Miscellaneous.

(a)            The section headings in this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

(b)            The Security Trustee confirms and agrees that each of the Lenders (as defined in the Loan Agreement) has authorized and instructed it to execute and deliver this Agreement.

(c)            This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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[Release Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Release Agreement to be duly executed and delivered as of the day and year first above written.

WHEELS UP PARTNERS LLC

By	/s/ Matthew J. Knopf
Name:	Matthew J. Knopf
Title:	Chief Legal Officer

WHEELS UP CLASS A-1 LOAN TRUST 2022-1

By: Wilmington Trust, National Association, as Trustee

By	/s/ Matthew Jorjorian
Name:	Matthew Jorjorian
Title:	Vice President

WHEELS UP PARTNERS HOLDINGS LLC

By	/s/ Matthew J. Knopf
Name:	Matthew J. Knopf
Title:	Chief Legal Officer and Secretary

WHEELS UP EXPERIENCE INC.

By	/s/ Matthew J. Knopf
Name:	Matthew J. Knopf
Title:	Chief Legal Officer and Secretary

[Release Agreement]

WHEELS UP PRIVATE JETS LLC

By	/s/ Matthew J. Knopf
Name:	Matthew J. Knopf
Title:	Chief Legal Officer

AVIANIS SYSTEMS LLC

By	/s/ Matthew J. Knopf
Name:	Matthew J. Knopf
Title:	Chief Legal Officer

MOUNTAIN AVIATION, LLC

By	/s/ Matthew J. Knopf
Name:	Matthew J. Knopf
Title:	Chief Legal Officer

AIR PARTNER LIMITED

By	/s/ George Mattson
Name:	George Mattson
Title:	Director

[Release Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Subordination Agent

By	/s/ Matthew Jorjorian
Name:	Matthew Jorjorian
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Facility Agent

By	/s/ Matthew Jorjorian
Name:	Matthew Jorjorian
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Security Trustee

By	/s/ Matthew Jorjorian
Name:	Matthew Jorjorian
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Mortgagee

By	/s/ Matthew Jorjorian
Name:	Matthew Jorjorian
Title:	Vice President